UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 22, 2008

RPC, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8726	58-1550825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 Piedmont Road, NE, Atlanta, Georgia 30324
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-2140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Executive Officer Compensation

On January 22, 2008, the Compensation Committee of the Board of Directors approved for its Named Executive Officers identified in the registrant’s 2007 proxy statement the following base salary for 2008.

Name	Title	2008 Base Salary
Richard A. Hubbell	President and Chief Executive Officer	$700,000
Ben M. Palmer	Vice President, Chief Financial Officer and Treasurer	$250,000
R. Randall Rollins	Chairman	$600,000
Linda H. Graham	Vice President and Secretary	$165,000

A performance based cash compensation for 2007 was awarded pursuant to the plan approved by the shareholders in 2006 and disclosed in Form 8-K filed with the SEC on April 28, 2006.  For 2007, the Named Executive Officers earned awards that were higher than target but lower than the superior performance level which qualified the officers to receive bonus awards up to 163 percent of the target incentive award, limited in 2007 to 150 percent of base compensation.

For 2008, the Compensation Committee has increased the Target Award of Mr. Ben M. Palmer, Vice President, Chief Financial Officer and Treasurer to 100 percent.  The target awards of the other Named Executive Officers, performance criteria and maximum awards were established at the same levels as 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RPC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPC, Inc.

Date: January 25, 2008	/s/ Ben M. Palmer
Ben M. Palmer
Vice President,
Chief Financial Officer and Treasurer